                                                                    EXHIBIT 99.1

[GATX LOGO]                                                         NEWS RELEASE

FOR RELEASE: IMMEDIATELY

GATX CORPORATION REPORTS 2003 THIRD QUARTER RESULTS

         -   GATX Board declares quarterly common dividend of $.32 per share.

         CHICAGO, October 23 - GATX Corporation (NYSE:GMT) today announced its 2003 third quarter results. For the 2003 third quarter, GATX reported net income of $22.7 million or $.46 per diluted share compared to net income of $19.1 million or $.39 per diluted share in the prior year period. The 2003 third quarter results benefited from a $7.3 million after-tax, or $.13 per diluted share, insurance recovery on previously expensed litigation-related charges.

         For the nine-month period ended September 30, 2003, GATX reported net income of $49.3 million or $1.00 per diluted share. The first nine months of 2003 includes $10 million after-tax, or $.20 per diluted share, related to insurance recoveries and $7.1 million after tax, or $.14 per diluted share of air impairments and charges, resulting in a net positive impact on income of $2.9 million after-tax, or $.06 per diluted share.

         For the nine-month period ended September 30, 2002, net income was $29.7 million or $.61 per diluted share. The first nine months of 2002 included a gain on the sale of GATX Terminals-related assets totaling $6.2 million after-tax, or $.13 per diluted share, and a goodwill impairment charge related to the adoption of SFAS 142 totaling $34.9 million after-tax, or $.72 per diluted share, resulting in a net negative impact on income of $28.7 million after-tax, or $.59 per diluted share.

         Ronald H. Zech, chairman and president of GATX, stated, "Operating conditions for GATX over the past two quarters have been relatively consistent. Our core businesses have stabilized and certain market indicators have shown signs of improving, yet we remain cautious regarding potential volatility in air and the general strength of the economy.

         "Railcar utilization levels remained steady with the prior quarter and above 2002 levels. This reflects market conditions as well as aggressive fleet management activities such as targeted marketing programs, new car placements, and prudent car scrapping. The lease rate environment remains challenging, resulting in continued pressure on 2003 rail revenues and income. In air, the summer months produced improved traffic statistics, expected with the seasonal pattern in this



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industry. GATX experienced a reduced level of lease renegotiation requests and stabilizing lease rates during this period. While encouraging, defining recent activity as a trend is premature until we see how airlines perform during the more challenging fall and winter seasons."

         Mr. Zech added, "We currently expect 2003 earnings to be in the range of $1.30 per diluted share, including the net $.06 per diluted share benefit outlined above. This assumes no material change in operating conditions, no additional air-related impairments and/or charges, and no additional insurance recoveries."

DIVIDEND ANNOUNCEMENT

         The board of directors of GATX Corporation today declared a quarterly dividend of $.32 per common share, payable December 31, 2003, to shareholders of record on December 15, 2003.

         Mr. Zech stated, "As noted at the beginning of 2003, the board makes the dividend decision after analyzing a variety of factors, such as the timing and magnitude of a recovery in GATX's core markets and earnings, the stability of our operating environment, and our capital structure and cash flow projections. As GATX's outlook for 2004 and beyond becomes clearer in the coming months, the board will continue its regular evaluation of the appropriate dividend level."

         The board also declared a quarterly dividend of $.625 per share on the $2.50 preferred stock, payable December 1, 2003, to shareholders of record on November 14, 2003.

         These common and preferred dividends declared today are unchanged from the previous quarter.

GATX RAIL

         GATX Rail reported net income of $13.6 million in the 2003 third quarter compared to $14.7 million in the prior year period. For the nine-month period, 2003 net income was $36.1 million compared to net income of $10.0 million in the prior year. The 2002 nine-month results included a $34.9 million after-tax goodwill impairment charge related to the adoption of SFAS 142.

         Reflecting the dynamics of renewing leases in a challenging market, lease rate and revenue pressure in the North American market continues. Through the first nine months of 2003, North American lease revenue declined approximately 6%, or $26 million, compared to the prior year period. The revenue and income pressure in North America was partially offset by positive



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Page 3


contributions by GATX Rail's European operations, both in terms of improved operating performance and from the integration of KVG which was purchased at the close of 2002.

         GATX Rail's North American fleet of 104,000 cars was 93% utilized at the end of the 2003 third quarter, level with second quarter utilization and up from 91% at 2002 year end. The improvement in utilization year to date reflects a combination of cars moving from idle to active status and car scrapping activity.

         GATX Rail's North American maintenance expense is running higher than prior year comparable periods due to an increase in cars repaired and costs associated with both discretionary and mandated repairs. The increase in North American maintenance expense has essentially been offset by lower SG&A, driven by GATX Rail's cost reduction and efficiency initiatives.

         Certain macroeconomic data that relate to GATX Rail's business provide an indication of a stabilizing operating environment: North American manufacturing capacity utilization, as reported by the Federal Reserve, was 75% at the end of September 2003, up from 74% at the end of the prior quarter but down from 76% at the end of the prior year period; industry-wide chemical carload shipments increased a nominal 1.0% in the first nine months of 2003 versus the prior year; and total rail carload shipments decreased .3% in the first nine months of 2003 versus the prior year. Certain data specifically related to GATX Rail also show stability and/or signs of improvement: customer order inquiries at GATX Rail are ahead of prior year levels, and order backlogs at major railcar manufacturers are well above prior year levels, reflecting greater activity among the customer base.

FINANCIAL SERVICES

         Financial Services reported third quarter net income of $13.6 million compared to net income of $12.2 million in the prior year period. The 2003 third quarter results include $7.3 million of after-tax income resulting from an insurance recovery.

         For the first nine months of 2003, Financial Services reported net income of $29.9 million compared to net income of $34.3 million in the prior year. The 2003 year-to-date results include the aforementioned $2.9 million net positive impact from insurance recoveries offset by air-related impairments and charges.

         An updated slide presentation outlining GATX Air's portfolio is available at www.gatx.com. In addition to maintaining high fleet utilization, GATX Air has substantially completed its new aircraft placement and remarketing activities for 2003. Additionally, two of the three scheduled new aircraft deliveries in 2004 have been assigned to carriers under a lease or letter of intent. Airline performance improved during the summer season. However, as the more challenging fall and winter seasons progress, carrier performance will be monitored closely and any material weakening may result in an increase in renegotiation requests or unplanned returns.

         Third quarter investment volumes at GATX Technology, while running below targeted levels, improved from prior quarter levels. GATX Technology has positioned itself to capitalize on an expected recovery in technology spending by enhancing its marketing capabilities and programs.

         Financial Services' total investment volume for the third quarter was $114 million compared to $197 million in the prior year period. For the nine-month period, 2003 investment volume totaled $490 million compared to $829 million in the prior year. The decline in 2003 investment volume primarily reflects lower scheduled new aircraft deliveries, the exit from the venture leasing business, and the planned curtailment of new investment in the specialty area.

         Remarketing income, comprised of both gains on asset sales and residual sharing fees, was $7.7 million in the 2003 third quarter compared to $10.2 million in the prior year. The 2003 third quarter remarketing activity was primarily concentrated in the specialty portfolio.

         Warrant income was $5.8 million in the 2003 third quarter compared to $2.3 million in the prior year period. While GATX is exiting the venture leasing business and the asset level in this area is decreasing rapidly, warrants will be retained in many companies during and after loan repayments.

CREDIT STATISTICS

         GATX continues to maintain an appropriate reserve level. At the end of the 2003 third quarter, the allowance for losses was 7.1% of reservable assets, marginally above the prior quarter and prior year periods.

         Net charge-offs and impairments totaled $7.2 million during the 2003 third quarter, or 0.4% of average total assets on an annualized basis. Net charge-offs and impairments in the 2002 third quarter totaled $18.4 million, or 1.0% of average total assets. Charge-offs and impairments in the




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2003 third quarter were primarily in the venture and specialty portfolios, and the lower level compared to prior year periods reflects a more stable credit environment in the rail, technology, specialty, and venture areas.

         Non-performing leases and loans at the end of the 2003 third quarter totaled $148.5 million or 5.5% of Financial Services' investments compared to $93.3 million (3.2%) in the prior year period and $144.2 million (5.2%) in the 2003 second quarter. The higher non-performing levels in 2003 compared to the prior year primarily relates to aircraft placed on non-performing status during a renegotiation or repossession process. Due to the fact that GATX places the entire net book value of an aircraft in the non-performing category, rather than using only the receivables associated with a troubled aircraft lessee, the non-performing asset level is subject to volatility.

COMPANY DESCRIPTION

         GATX Corporation (NYSE: GMT) is a specialized finance and leasing company combining asset knowledge and services, structuring expertise, partnering and risk capital to provide business solutions to customers and partners worldwide. GATX specializes in railcar and locomotive leasing, aircraft operating leasing, and information technology leasing.

TELECONFERENCE INFORMATION

GATX Corporation will host a teleconference to discuss 2003 third quarter results. Teleconference details are as follows:

                             Thursday, October 23rd
                             11:00 AM EASTERN TIME
                        Domestic Dial-In:   1-800-706-6082
                     International Dial-In: 1-706-634-7421
                 Replay: 1-800-642-1687 / Access Code: 3207696

Call in details and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.

UPDATE ON AIR PORTFOLIO
GATX Corporation has updated its Air portfolio presentation, and the slides are currently available at www.gatx.com or by calling the GATX Investor Relations Department.

FORWARD-LOOKING STATEMENTS

Certain statements within this document may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," or "project" and similar expressions. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties include, but are not limited to, general economic conditions; aircraft and railcar lease rate and utilization levels; conditions in the capital markets and the potential for a downgrade in GATX's or GATX Financial Corp.'s credit rating, either of which could have an effect on the Company's borrowing costs or ability to access the markets for commercial paper or secured and unsecured debt; dynamics affecting customers within the chemical, petroleum and food industries; regulatory rulings that may impact the economic value of assets; competitors in the rail and air markets who may have access to capital at lower costs than GATX; additional potential write-downs and/or provisions within GATX's portfolio; impaired asset charges; and general market conditions in the rail, air, technology, venture, and other large-ticket industries.

FOR FURTHER INFORMATION CONTACT:
Robert C. Lyons
GATX Corporation
312-621-6633

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.


                               --Tabular Follows--

(10/23/03)

                        GATX CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                      (IN MILLIONS, EXCEPT PER SHARE DATA)



                                                      THREE MONTHS ENDED   NINE MONTHS ENDED
                                                         SEPTEMBER 30         SEPTEMBER 30
                                                      -----------------    -----------------
                                                        2003     2002        2003     2002
                                                      -------- --------    -------- --------
GROSS INCOME
Lease income                                          $  238.2 $  249.4    $  716.6 $  765.9
Marine operating revenue                                  27.3     29.0        57.0     53.7
Interest income                                            9.1     15.0        30.9     43.6
Asset remarketing income                                   7.5     10.6        31.0     40.4
Gain on sale of securities                                 5.8      2.3         6.3      3.4
Fees                                                       3.9      3.7        14.8     13.1
Other                                                     26.1     12.9        62.7     36.2
                                                      -------- --------    -------- --------
Revenues                                                 317.9    322.9       919.3    956.3
Gain on extinguishment of debt                               -      1.4          .7     15.9
Share of affiliates' earnings                             18.5     18.3        59.4     58.1
                                                      -------- --------    -------- --------
TOTAL GROSS INCOME                                       336.4    342.6       979.4  1,030.3

OWNERSHIP COSTS
Depreciation                                              77.9     87.6       234.4    264.1
Interest, net                                             48.7     57.9       153.1    167.7
Operating lease expense                                   45.1     45.6       137.3    133.6
                                                      -------- --------    -------- --------
TOTAL OWNERSHIP COSTS                                    171.7    191.1       524.8    565.4

OTHER COSTS AND EXPENSES
Maintenance expense                                       43.3     37.8       125.3    112.7
Marine operating expenses                                 21.8     20.5        45.9     40.1
Other operating expenses                                  11.3      7.9        31.4     25.6
Selling, general and administrative                       47.1     50.4       141.1    151.9
Provision for possible losses                               .4      2.4         8.8     29.3
Asset impairment charges                                   4.3      9.2        20.4     15.6
Fair value adjustments for derivatives                      .2      (.7)        2.6      3.0
                                                      -------- --------    -------- --------
TOTAL OTHER COSTS AND EXPENSES                           128.4    127.5       375.5    378.2
                                                      -------- --------    -------- --------

INCOME FROM CONTINUING OPERATIONS
      BEFORE INCOME TAXES AND CUMULATIVE
      EFFECT OF ACCOUNTING CHANGE                         36.3     24.0        79.1     86.7

INCOME TAXES                                              13.6      4.9        29.8     28.3
                                                      -------- --------    -------- --------

INCOME FROM CONTINUING OPERATIONS BEFORE
     CUMULATIVE EFFECT OF ACCOUNTING CHANGE               22.7     19.1        49.3     58.4

DISCONTINUED OPERATIONS
   Gain on sale of portion of segment, net of taxes          -        -           -      6.2
                                                      -------- --------    -------- --------
TOTAL DISCONTINUED OPERATIONS                                -        -           -      6.2
                                                      -------- --------    -------- --------

INCOME BEFORE CUMULATIVE EFFECT
   OF ACCOUNTING CHANGE                                   22.7     19.1        49.3     64.6

CUMULATIVE EFFECT OF ACCOUNTING CHANGE                       -        -           -    (34.9)

                                                      -------- --------    -------- --------
NET INCOME                                            $   22.7 $   19.1    $   49.3 $   29.7
                                                      ======== ========    ======== ========

                        GATX CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                      (IN MILLIONS, EXCEPT PER SHARE DATA)
                                   (CONTINUED)



                                                          THREE MONTHS ENDED        NINE MONTHS ENDED
                                                             SEPTEMBER 30              SEPTEMBER 30
                                                        -----------------------   -----------------------
                                                          2003          2002        2003          2002
                                                        ----------   ----------   ----------   ----------
PER SHARE DATA
Basic:
  Income from continuing operations before cumulative   $      .46   $      .39   $     1.00   $     1.20
    effect of accounting change
  Income from discontinued operations                            -            -            -          .13
  Cumulative effect of accounting change                         -            -            -         (.72)
                                                        ----------   ----------   ----------   ----------
    Total                                               $      .46   $      .39   $     1.00   $      .61

Average number of common shares (in thousands)              49,105       48,927       49,082       48,857

Diluted:
  Income from continuing operations before cumulative   $      .46   $      .39   $     1.00   $     1.20
    effect of accounting change
  Income from discontinued operations                            -            -            -          .13
  Cumulative effect of accounting change                         -            -            -         (.72)
                                                        ----------   ----------   ----------   ----------
    Total                                               $      .46   $      .39   $     1.00   $      .61

Average number of common shares and common share
  equivalents (in thousands) (a)                            54,358       49,127       49,195       49,172

Dividends declared per common share                     $      .32   $      .32   $      .96   $      .96



(a) Shares underlying the convertible securities issued in first quarter of 2002 were included in the calculation of diluted earnings per share for the third quarter of 2003 because of dilutive effects.

                        GATX CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                  (IN MILLIONS)



                                                          SEPTEMBER 30      DECEMBER 31
                                                             2003              2002
                                                          ------------      -----------
                                                          (Unaudited)
ASSETS

CASH AND CASH EQUIVALENTS                                  $  152.1          $  231.1
RESTRICTED CASH                                               108.6             140.9

RECEIVABLES
Rent and other receivables                                     92.5              97.8
Finance leases                                                590.8             713.0
Loans                                                         279.0             434.2
Less - allowance for possible losses                          (68.0)            (82.2)
                                                           --------          --------
                                                              894.3           1,162.8

OPERATING LEASE ASSETS, FACILITIES AND OTHER
Railcars and service facilities                             3,186.7           3,076.9
Operating lease investments and other                       2,369.9           2,250.1
Less - allowance for depreciation                          (2,034.9)         (2,008.1)
                                                           --------          --------
                                                            3,521.7           3,318.9
Progress payments for aircraft and other equipment             47.5             140.9
                                                           --------          --------
                                                            3,569.2           3,459.8

INVESTMENTS IN AFFILIATED COMPANIES                           830.1             850.9
RECOVERABLE INCOME TAXES                                       63.9             129.8
GOODWILL, NET                                                  62.5              62.5
OTHER INVESTMENTS                                              86.3              96.1
OTHER ASSETS                                                  231.3             294.4
                                                           --------          --------
                                                           $5,998.3          $6,428.3
                                                           ========          ========

LIABILITIES AND SHAREHOLDERS' EQUITY

ACCOUNTS PAYABLE AND ACCRUED EXPENSES                      $  336.2          $  399.5

DEBT
Short-term                                                     32.2              13.7
Long-term:
   Recourse                                                 3,208.6           3,487.9
   Nonrecourse                                                466.4             594.6
Capital lease obligations                                     123.7             143.7
                                                           --------          --------
                                                            3,830.9           4,239.9

DEFERRED INCOME TAXES                                         683.9             640.0
OTHER LIABILITIES                                             328.4             347.3
                                                           --------          --------

TOTAL LIABILITIES                                           5,179.4           5,626.7

TOTAL SHAREHOLDERS' EQUITY                                    818.9             801.6
                                                           --------          --------
                                                           $5,998.3          $6,428.3
                                                           ========          ========


                        GATX CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
                                  (IN MILLIONS)



                                                                     THREE MONTHS ENDED        NINE MONTHS ENDED
                                                                        SEPTEMBER 30              SEPTEMBER 30
                                                                    ---------------------     ---------------------
                                                                      2003         2002         2003         2002
                                                                    --------     --------     --------     --------
OPERATING ACTIVITIES
Income from continuing operations, including accounting change      $   22.7     $   19.1     $   49.3     $   23.5
Adjustments to reconcile income from continuing
  operations to net cash provided by continuing operations:
      Realized gains on remarketing of leased equipment                 (5.3)        (3.9)       (26.1)       (31.3)
      Gain on sales of securities                                       (5.8)        (2.3)        (6.3)        (3.4)
      Depreciation                                                      81.6         91.0        246.1        276.0
      Provision for possible losses                                       .4          2.4          8.8         29.3
      Asset impairment charges                                           4.3          9.2         20.4         15.6
      Deferred income taxes                                             35.9         69.2         92.7        107.3
      Gain on extinguishment of debt                                       -         (1.4)         (.7)       (15.9)
      Share of affiliates' earnings, net of dividends                  (14.6)       (12.2)       (45.6)       (36.2)
      Cumulative effect of accounting change                               -            -            -         34.9
Other, including working capital                                       (50.0)       (95.7)       (13.5)      (144.3)
                                                                    --------     --------     --------     --------
    NET CASH PROVIDED BY CONTINUING OPERATIONS                          69.2         75.4        325.1        255.5

INVESTING ACTIVITIES
Additions to equipment on lease, net of nonrecourse financing
  for leveraged leases, operating lease assets and facilities         (124.8)      (148.7)      (463.9)      (662.3)
Loans extended                                                         (10.9)       (35.6)       (48.6)       (90.9)
Investments in affiliated companies                                     (4.8)        (4.4)       (49.0)       (31.0)
Progress payments                                                       (3.5)       (25.8)       (26.1)       (84.7)
Other investments                                                       (1.0)        (1.9)       (25.2)       (18.5)
                                                                    --------     --------     --------     --------
Portfolio investments and capital additions                           (145.0)      (216.4)      (612.8)      (887.4)
Portfolio proceeds                                                     177.8        223.3        568.2        673.2
Proceeds from other asset sales                                          4.3          7.2         19.1         12.0
Net  decrease (increase) in restricted cash                              1.1          9.3        (76.1)         1.2
Effect of exchange rate changes on restricted cash                         -         (3.4)        17.7          6.6
                                                                    --------     --------     --------     --------
    NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES OF
      CONTINUING OPERATIONS                                             38.2         20.0        (83.9)      (194.4)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt                           241.5        144.4        574.5      1,304.7
Repayment of long-term debt                                           (410.0)      (319.3)      (846.7)      (990.7)
Net increase (decrease) in short-term debt                               8.3          (.8)        16.8       (287.5)
Net decrease in capital lease obligations                               (5.2)        (5.6)       (20.0)       (20.5)
Issuance of common stock and other                                       1.1           .1          1.7          4.4
Cash dividends                                                         (15.7)       (15.7)       (47.1)       (46.9)
                                                                    --------     --------     --------     --------
    NET CASH USED IN FINANCING ACTIVITIES OF CONTINUING               (180.0)      (196.9)      (320.8)       (36.5)
       OPERATIONS

EFFECT OF EXCHANGE RATE CHANGES ON CASH
    AND CASH EQUIVALENTS                                                (2.1)         1.8           .6         10.5
NET TRANSFERS TO DISCONTINUED OPERATIONS                                   -          (.8)           -        (12.9)
                                                                    --------     --------     --------     --------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS
    FROM CONTINUING OPERATIONS                                         (74.7)      (100.5)       (79.0)        22.2
PROCEEDS FROM SALE OF A PORTION OF SEGMENT                                 -            -            -          3.2
                                                                    --------     --------     --------     --------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                $  (74.7)    $ (100.5)    $  (79.0)    $   25.4
                                                                    ========     ========     ========     ========


                        GATX CORPORATION AND SUBSIDIARIES
                            SEGMENT DATA (UNAUDITED)
                      THREE MONTHS ENDED SEPTEMBER 30, 2003
                                  (IN MILLIONS)




                                                GATX          FINANCIAL     CORPORATE        GATX
                                                RAIL          SERVICES      AND OTHER    CONSOLIDATED
                                               ------         ---------     ---------    ------------
GROSS INCOME
Lease income                                   $159.9          $ 78.3         $    -        $238.2
Marine operating revenue                            -            27.3              -          27.3
Interest income                                     -             9.1              -           9.1
Asset remarketing income                          (.2)            7.7              -           7.5
Gain on sale of securities                          -             5.8              -           5.8
Fees                                               .9             3.0              -           3.9
Other                                            11.8            13.8             .5          26.1
                                               ------          ------         ------        ------
Revenues                                        172.4           145.0             .5         317.9
Gain on extinguishment of debt                      -               -              -             -
Share of affiliates' earnings                     4.0            14.5              -          18.5
                                               ------          ------         ------        ------
TOTAL GROSS INCOME                              176.4           159.5             .5         336.4

OWNERSHIP COSTS
Depreciation                                     28.5            49.4              -          77.9
Interest, net                                    15.2            31.0            2.5          48.7
Operating lease expense                          43.1             2.0              -          45.1
                                               ------          ------         ------        ------
TOTAL OWNERSHIP COSTS                            86.8            82.4            2.5         171.7

OTHER COSTS AND EXPENSES
Maintenance expense                              42.8              .5              -          43.3
Marine operating expenses                           -            21.8              -          21.8
Other operating expenses                          8.6             2.7              -          11.3
Selling, general and administrative              19.1            22.8            5.2          47.1
(Reversal) provision for possible losses         (1.5)            1.9              -            .4
Asset impairment charges                            -             4.3              -           4.3
Fair value adjustments for derivatives              -              .2              -            .2
                                               ------          ------         ------        ------
TOTAL OTHER COSTS AND EXPENSES                   69.0            54.2            5.2         128.4
                                               ------          ------         ------        ------

INCOME (LOSS) BEFORE INCOME TAXES                20.6            22.9           (7.2)         36.3

INCOME TAX PROVISION (BENEFIT)                    7.0             9.3           (2.7)         13.6

                                               ------          ------         ------        ------
NET INCOME (LOSS)                              $ 13.6          $ 13.6         $ (4.5)       $ 22.7
                                               ======          ======         ======        ======

                        GATX CORPORATION AND SUBSIDIARIES
                            SEGMENT DATA (UNAUDITED)
                      THREE MONTHS ENDED SEPTEMBER 30, 2002
                                  (IN MILLIONS)



                                             GATX         FINANCIAL      CORPORATE        GATX
                                             RAIL         SERVICES       AND OTHER     CONSOLIDATED
                                            ------        ---------      ---------     ------------
GROSS INCOME
Lease income                                $146.6         $102.8         $     -         $249.4
Marine operating revenue                         -           29.0               -           29.0
Interest income                                  -           15.0               -           15.0
Asset remarketing income                        .4           10.2               -           10.6
Gain on sale of securities                       -            2.3               -            2.3
Fees                                           1.2            2.5               -            3.7
Other                                         13.2              -             (.3)          12.9
                                            ------         ------          ------         ------
Revenues                                     161.4          161.8             (.3)         322.9
Gain on extinguishment of debt                   -            1.3              .1            1.4
Share of affiliates' earnings                  2.7           15.6               -           18.3
                                            ------         ------          ------         ------
TOTAL GROSS INCOME                           164.1          178.7             (.2)         342.6

OWNERSHIP COSTS
Depreciation                                  26.4           61.2               -           87.6
Interest, net                                 13.4           37.5             7.0           57.9
Operating lease expense                       42.6            3.0               -           45.6
                                            ------         ------          ------         ------
TOTAL OWNERSHIP COSTS                         82.4          101.7             7.0          191.1

OTHER COSTS AND EXPENSES
Maintenance expense                           37.7             .1               -           37.8
Marine operating expenses                        -           20.5               -           20.5
Other operating expenses                       7.0             .9               -            7.9
Selling, general and administrative           17.5           28.5             4.4           50.4
Provision for possible losses                   .3            2.1               -            2.4
Asset impairment charges                         -            9.2               -            9.2
Fair value adjustments for derivatives          .5           (1.2)              -            (.7)
                                            ------         ------          ------         ------
TOTAL OTHER COSTS AND EXPENSES                63.0           60.1             4.4          127.5
                                            ------         ------          ------         ------

INCOME (LOSS) BEFORE INCOME TAXES             18.7           16.9           (11.6)          24.0

INCOME TAX PROVISION (BENEFIT)                 4.0            4.7            (3.8)           4.9

                                            ------         ------          ------         ------
NET INCOME (LOSS)                           $ 14.7         $ 12.2          $ (7.8)        $ 19.1
                                            ======         ======          ======         ======

                        GATX CORPORATION AND SUBSIDIARIES
                            SEGMENT DATA (UNAUDITED)
                      NINE MONTHS ENDED SEPTEMBER 30, 2003
                                  (IN MILLIONS)



                                               GATX          FINANCIAL      CORPORATE        GATX
                                               RAIL          SERVICES       AND OTHER    CONSOLIDATED
                                              ------         ---------      ---------    ------------
GROSS INCOME
Lease income                                  $475.6          $241.0         $    -         $716.6
Marine operating revenue                           -            57.0              -           57.0
Interest income                                    -            30.9              -           30.9
Asset remarketing income                         4.4            26.6              -           31.0
Gain on sale of securities                         -             6.3              -            6.3
Fees                                             2.7            12.1              -           14.8
Other                                           35.3            27.1             .3           62.7
                                              ------          ------         ------         ------
Revenues                                       518.0           401.0             .3          919.3
Gain on extinguishment of debt                     -              .7              -             .7
Share of affiliates' earnings                    8.7            50.7              -           59.4
                                              ------          ------         ------         ------
TOTAL GROSS INCOME                             526.7           452.4             .3          979.4

OWNERSHIP COSTS
Depreciation                                    86.5           147.9              -          234.4
Interest, net                                   49.1            92.8           11.2          153.1
Operating lease expense                        130.6             6.7              -          137.3
                                              ------          ------         ------         ------
TOTAL OWNERSHIP COSTS                          266.2           247.4           11.2          524.8

OTHER COSTS AND EXPENSES
Maintenance expense                            123.0             2.3              -          125.3
Marine operating expenses                          -            45.9              -           45.9
Other operating expenses                        26.6             4.8              -           31.4
Selling, general and administrative             56.6            69.5           15.0          141.1
(Reversal) provision for possible losses        (1.7)           10.5              -            8.8
Asset impairment charges                           -            20.4              -           20.4
Fair value adjustments for derivatives            .1             2.5              -            2.6
                                              ------          ------         ------         ------
TOTAL OTHER COSTS AND EXPENSES                 204.6           155.9           15.0          375.5
                                              ------          ------         ------         ------

INCOME (LOSS) BEFORE INCOME TAXES               55.9            49.1          (25.9)          79.1

INCOME TAX PROVISION (BENEFIT)                  19.8            19.2           (9.2)          29.8

                                              ------          ------         ------         ------
NET INCOME (LOSS)                             $ 36.1          $ 29.9         $(16.7)        $ 49.3
                                              ======          ======         ======         ======


                        GATX CORPORATION AND SUBSIDIARIES
                            SEGMENT DATA (UNAUDITED)
                      NINE MONTHS ENDED SEPTEMBER 30, 2002
                                  (IN MILLIONS)



                                                            GATX         FINANCIAL     CORPORATE    DISCONTINUED        GATX
                                                            RAIL         SERVICES      AND OTHER     OPERATIONS     CONSOLIDATED
                                                         ----------     -----------   -----------   -------------  --------------
GROSS INCOME
Lease income                                              $  458.5        $  307.4     $      -       $     -        $  765.9
Marine operating revenue                                         -            53.7            -             -            53.7
Interest income                                                  -            43.6            -             -            43.6
Asset remarketing income                                       4.3            36.1            -             -            40.4
Gain on sale of securities                                       -             3.4            -             -             3.4
Fees                                                           2.7            10.4            -             -            13.1
Other                                                         31.3             5.9         (1.0)            -            36.2
                                                          --------        --------     --------       -------        --------
Revenues                                                     496.8           460.5         (1.0)            -           956.3
Gain on extinguishment of debt                                   -            15.8           .1             -            15.9
Share of affiliates' earnings                                  8.7            49.4            -             -            58.1
                                                          --------        --------     --------       -------        --------
TOTAL GROSS INCOME                                           505.5           525.7          (.9)            -         1,030.3

OWNERSHIP COSTS
Depreciation                                                  78.8           185.3            -             -           264.1
Interest, net                                                 42.9           109.7         15.1             -           167.7
Operating lease expense                                      128.7             4.9            -             -           133.6
                                                          --------        --------     --------       -------        --------
TOTAL OWNERSHIP COSTS                                        250.4           299.9         15.1             -           565.4

OTHER COSTS AND EXPENSES
Maintenance expense                                          112.2              .5            -             -           112.7
Marine operating expenses                                        -            40.1            -             -            40.1
Other operating expenses                                      21.1             4.5            -             -            25.6
Selling, general and administrative                           55.4            81.4         15.1             -           151.9
Provision for possible losses                                   .9            28.4            -             -            29.3
Asset impairment charges                                         -            15.6            -             -            15.6
Fair value adjustments for derivatives                          .3             2.7            -             -             3.0
                                                          --------        --------     --------       -------        --------
TOTAL OTHER COSTS AND EXPENSES                               189.9           173.2         15.1             -           378.2
                                                          --------        --------     --------       -------        --------

INCOME (LOSS) FROM CONTINUING OPERATIONS
      BEFORE INCOME TAXES AND CUMULATIVE
      EFFECT OF ACCOUNTING CHANGE                             65.2            52.6        (31.1)            -            86.7

INCOME TAX PROVISION (BENEFIT)                                20.3            18.3        (10.3)            -            28.3
                                                          --------        --------     --------       -------        --------

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
     CUMULATIVE EFFECT OF ACCOUNTING CHANGE                   44.9            34.3        (20.8)            -            58.4

DISCONTINUED OPERATIONS
   Gain on sale of portion of segment, net of taxes              -               -            -           6.2             6.2
                                                          --------        --------     --------       -------        --------
TOTAL DISCONTINUED OPERATIONS                                    -               -            -           6.2             6.2
                                                          --------        --------     --------       -------        --------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT
     OF ACCOUNTING CHANGE                                     44.9            34.3        (20.8)          6.2            64.6

CUMULATIVE EFFECT OF ACCOUNTING CHANGE                       (34.9)              -            -             -           (34.9)
                                                          --------        --------     --------       -------        --------
NET (LOSS) INCOME                                         $   10.0        $   34.3     $  (20.8)      $   6.2        $   29.7
                                                          ========        ========     ========       =======        ========

                        GATX CORPORATION AND SUBSIDIARIES
                      SUPPLEMENTAL INFORMATION (UNAUDITED)
                       (IN MILLIONS, EXCEPT RAILCAR DATA)


                                                                   3Q03           12/31/2002           3Q02
                                                               ------------      ------------      ------------
Total Assets, Excluding Cash (a)                                $  7,035.7        $  7,428.5        $  7,243.7
Reservable Assets                                                    962.3           1,245.0           1,312.7
Financial Services Investments                                     2,679.4           2,900.9           2,874.3

Allowance for Losses                                                  68.0              82.2              87.3
Allowance for Losses as a Percentage
   of Reservable Assets                                                7.1%              6.6%              6.7%

Net Charge-Offs and Asset Impairments and Write-Downs                  7.2                                18.4
Net Charge-Offs/Impairments/Write-Downs
   as a Percentage of Average Total Assets (Annualized)                 .4%                                1.0%

Non-performing Investments                                           148.5              94.9              93.3
Non-performing Investments as a Percentage
   of Financial Services' Investments                                  5.5%              3.3%              3.2%

Capital Structure
Short-term Debt, Net of Unrestricted Cash                           (119.9)           (217.4)           (248.3)
Long-term Debt:
   On Balance Sheet
   Recourse                                                        3,208.6           3,487.9           3,419.9
   Nonrecourse                                                       466.4             594.6             585.2

   Off Balance Sheet
   Recourse                                                          981.1           1,018.8           1,024.1
   Nonrecourse                                                       317.0             353.4             348.4

   Capital Lease Obligations                                         123.7             143.7             142.5

Total Net Debt Obligations                                         4,976.9           5,381.0           5,271.8
Total Recourse Debt                                                4,193.5           4,433.0           4,338.2
Shareholders' Equity and Allowance for Losses                        886.9             883.8             943.0

Recourse Leverage                                                      4.7               5.0               4.6

ASSET REMARKETING INCOME
   Disposition gains on owned assets                                   5.3                                 3.9
   Residual sharing fees                                               2.2                                 6.7
                                                               ------------                        ------------
                                                                       7.5                                10.6

RAILCAR DATA
North American Fleet Utilization                                        93%                                 90%

Beginning Fleet Size                                               105,066                             110,536
   Additions                                                           288                                 290
   Scrappings                                                         (861)                             (2,409)
                                                               ------------                        ------------
Ending Fleet Size                                                  104,493                             108,417

(a) Includes Off Balance Sheet Assets